Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Gale E. Klappa, Allen L. Leverett and Jeffrey West, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file with the Securities and Exchange Commission, any and all amendments to the registration statement on Form S-3 of Wisconsin Gas LLC, Registration Statement No. 333-107694 (the “Registration Statement”), including any post-effective amendments to the Registration Statement, and to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file with the Securities and Exchange Commission, any and all amendments to any additional registration statement on Form S-3 filed pursuant to Rule 462(b) with respect to the Registration Statement (the “Additional Registration Statement”), including any post-effective amendments to the Additional Registration Statement.

Signature	Title	Date

/s/ Gale E. Klappa Gale E. Klappa	Chairman of the Board, President, Chief Executive Officer and Director - Principal Executive Officer	November 14, 2005

/s/ Allen L. Leverett Allen L. Leverett	Executive Vice President and Chief Financial Officer - Principal Financial Officer	November 14, 2005

/s/ Stephen P. Dickson Stephen P. Dickson	Vice President and Controller - Principal Accounting Officer	November 14, 2005

/s/ John F. Ahearne John F. Ahearne	Director	November 14, 2005

/s/ John F. Bergstrom John F. Bergstrom	Director	November 14, 2005

/s/ Barbara L. Bowles Barbara L. Bowles	Director	November 14, 2005

/s/ Robert A. Cornog Robert A. Cornog	Director	November 14, 2005

/s/ Curt S. Culver Curt S. Culver	Director	November 14, 2005

/s/ Thomas J. Fischer Thomas J. Fischer	Director	November 14, 2005

/s/ Ulice Payne, Jr. Ulice Payne, Jr.	Director	November 14, 2005

/s/ Frederick P. Stratton, Jr. Frederick P. Stratton, Jr.	Director	November 14, 2005

/s/ George E. Wardeberg George E. Wardeberg	Director	November 14, 2005